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                                                                    Exhibit 4(d)

                                    FORM OF
                               CASE CORPORATION

                  6 1/4% Note Due December 1, 2003, Series B




No. 1                                                               $200,000,000
CUSIP No.
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     This Security is a Book-Entry Security in a global form within the meaning of the Indenture hereinafter referred to and is registered in the name of the Depository or a nominee of a Depository. This Global Security is exchangeable for Securities registered in the name of a Person other than the Depository or its nominee only in the limited circumstances described either in the Indenture or herein, and no transfer of this Security (other than a transfer of this Security as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository) may be registered except in such limited circumstances.

     Unless this Security is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any Security issued upon registration of transfer of, or in exchange for, or in lieu of, this Security is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.
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                               CASE CORPORATION

     CASE CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., as nominee for DTC, or registered assigns, the principal sum of Two Hundred Million Dollars ($200,000,000) on December 1, 2003, and to pay interest thereon from the then most recent Interest Payment Date to which interest has been paid or duly provided for on the Company's 6 1/4% Notes due December 1, 2003, Series A (the "Series A Notes") or, if no interest has been paid or duly provided for on the Series A Notes, from December 7, 1998, semi-annually on December 1 and June 1 in each year, commencing on the first such date after the issuance hereof, at the rate of 6 1/4% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the November 15 or May 15 (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

     Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto at such address as shall appear in the Security Register.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to herein by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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     This Security is one of a duly authorized issue of securities of the
Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of July 31, 1995 (herein called the "Indenture"), between the Company and The Bank of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $300,000,000.

     The Securities of this series will not be redeemable prior to maturity.

     The Securities of this series shall not provide for a sinking fund.

     If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture contains applicable provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth therein.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

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     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

     So long as the Securities are eligible for book-entry settlement with the Depository (the "Global Securities"), or unless otherwise required by law, the Global Securities initially shall (i) be registered in the name of the Depository or the nominee of such Depository and (ii) be delivered to the Trustee as custodian for such Depository. Members of, or participants in, the Depository ("Agent Members") shall have no rights under the Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Securities, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Securities for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any Agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

     Transfers of the Global Securities shall be limited to transfers in whole, but, subject to the immediately succeeding sentence, not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Securities may be transferred or exchanged for Certificated Securities in accordance with the rules and procedures of the Depository and the provisions below. In addition, Securities in registered form (the "Certificated Securities") shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Securities if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for the Global Securities or the Depository ceases to be a "Clearing Agency" registered under the Securities Exchange Act of 1934, as amended, and a successor Depository is not appointed by the Company within 90 days or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depository to issue Certificated Securities.

     In connection with any transfer or exchange of a portion of the beneficial interest in a Global Security to beneficial owners as described above, the Registrar shall (if one or more Certificated Securities are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Security in an amount equal to the principal amount of the

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beneficial interest in the Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Certificated Securities of like tenor and amount.

     In connection with the transfer of the beneficial interests in an entire Global Security to beneficial owners as described above, the Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Security, an equal aggregate principal amount of Certificated Securities of authorized denominations.

     The Registrar shall retain copies of all letters, notices and other written communications received. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time during the Registrar's normal business hours upon the giving of reasonable written notice to the Registrar. In connection with any transfer of the Securities, the Trustee, the Registrar and the Company shall be entitled to receive, shall be under no duty to inquire into, may conclusively presume the correctness of, and shall be fully protected in relying upon the certificates, opinions and other information referred to herein (or in the forms provided herein, attached hereto or to the Securities, or otherwise) received from any holder and any transferee to receive such Security and any other facts and circumstances related to such transfer.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

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     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     Interest on this Security shall be computed on the basis of a 360-day year of twelve 30-day months.

     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     This Security shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflict of laws provisions thereof.

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     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: May ___, 1999

(seal)                                   CASE CORPORATION

                                         By:_________________________

                                         Name:  Peter Hong
                                         Title: Vice President and
                                                Treasurer



Attest:

By:________________________________
   Name: Kevin J. Hallagan
   Its:  Assistant Secretary


TRUSTEE'S CERTIFICATE OF AUTHENTICATION

THE BANK OF NEW YORK,
as Trustee, certifies that this is one of the Securities referred to in the within-mentioned
Indenture.

Dated: May ______, 1999

By:________________________________
         Authorized Signatory

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